EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Company Contact:
Jonathan Teaford
Executive Vice President
561-277-6410
jteaford@babyuniverse.com
Investor Contact:
BPC Financial Marketing
John Baldissera
800-368-1217
BabyUniverse Announces Filing of S-4 Registration
Statement (Including a Preliminary Prospectus and Proxy
Statement) Relating to Proposed Merger Transaction with
eToys Direct, Inc., and Completion of $7.5 Million Private
Placement
JUPITER, FL., June 19, 2007 — BabyUniverse, Inc. (Nasdaq: POSH), a leading Internet content, commerce, and new media company in the pregnancy, baby and toddler marketplace, announced today that a Registration Statement on Form S-4 (which includes a preliminary prospectus and proxy statement) was filed with the Securities and Exchange Commission (the “SEC”) on June 14, 2007 relating to the previously announced proposed merger transaction between BabyUniverse and eToys Direct, Inc. (the “Merger”). The Registration Statement has not yet become effective, and the information in it is subject to change. After the Registration Statement has been declared effective, a definitive proxy statement will be sent to BabyUniverse’s shareholders prior to the holding of a special meeting of BabyUniverse’s shareholders to vote on the proposed transaction.
One of the conditions to the obligation of eToys Direct to consummate the proposed Merger is that all of BabyUniverse’s indebtedness for borrowed money and fees related to the transactions contemplated by the merger agreement between BabyUniverse and eToys Direct be paid in full prior to consummation of the Merger. On June 13, 2007, BabyUniverse completed a private placement of its equity securities, the purpose of which was to raise the funds necessary to pay these amounts. As a result of this private placement, subject to the terms of the definitive securities purchase agreements between the investors and BabyUniverse, BabyUniverse will receive an aggregate of $7.5 million in gross cash proceeds. $4.25 million of this aggregate investment is anticipated to close on or about June 19, 2007, and the remaining $3.25 million is scheduled to close contemporaneously with the closing of the proposed Merger. These amounts are in addition to the previously disclosed $2.5 million private placement, undertaken for the same purpose, that BabyUniverse closed on May 29, 2007. The offering by BabyUniverse of the securities issued in this private placement is not subject to registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption contained in Section 4(2) thereof, and such securities may not be subsequently offered or sold by investors in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
John Textor, Chairman and CEO of BabyUniverse, said: “Filing the S-4 Registration Statement was a significant step forward in completing our proposed merger with eToys. In addition, over the last three weeks we have raised an aggregate of $10 million in equity financing. We believe that completing this financing removes one of the few remaining significant conditions to closing this merger.”
Additional Information About the Merger and Where to Find It
Neither the Registration Statement on Form S-4 as filed with the SEC nor this press release constitutes an offer of any securities for sale. The securities covered by the Registration Statement may not be sold nor may offers to purchase be accepted prior to the time the Registration Statement becomes effective. The proposed Merger will be submitted to BabyUniverse’s shareholders for their consideration. BABYUNIVERSE URGES YOU TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN, AND OTHER MATERIALS THAT IT HAS FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BABYUNIVERSE, ETOYS DIRECT AND THE PROPOSED MERGER. Investors may obtain free copies of the Registration Statement, including the proxy statement/prospectus included therein, as well as other filed documents containing information about BabyUniverse and the proposed Merger at http://www.sec.gov, the SEC’s website. Free copies of BabyUniverse’s SEC filings are also available on BabyUniverse’s website at http://www.babyuniverse.com.
Participants in the Solicitation
BabyUniverse and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from BabyUniverse’s shareholders with respect to the proposed Merger. Information regarding the officers and directors of BabyUniverse is included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the proxy statement/prospectus and other materials filed with the SEC in connection with the proposed Merger.
About BabyUniverse, Inc.
BabyUniverse, Inc. (Nasdaq: POSH), is a leading Internet content, commerce and new media company in the pregnancy, baby and toddler marketplace. Through its Web sites, BabyUniverse.com and DreamtimeBaby.com, the company is a leading online retailer of brand-name baby, toddler and maternity products in the United States. Through its Web sites PoshTots.com and PoshLiving.com, the company has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers. Through BabyTV.com, PoshCravings.com and ePregnancy.com, BabyUniverse has also established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the company intends to leverage its growing platform to acquire other female-oriented content, commerce and new media companies. The overall objective of BabyUniverse is to establish a market-leading content, commerce and new media business focused on the high-growth female marketplace.
BabyUniverse and its affiliates operate a multi-channel portfolio of Internet properties, including e-commerce sites such as www.BabyUniverse.com, www.PoshTots.com, www.PoshLiving.com and www.DreamTimeBaby.com, and content sites such as www.PoshCravings.com, www.ePregnancy.com, and www.BabyTV.com.

Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in our SEC filings. You are advised to consult further disclosures we may make on related subjects in our future filings with the SEC.
In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, nor can we guarantee future results, levels of activity, performance or achievements.